Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated July 13, 2020, relating to the balance sheet of E.Merge Technology Acquisition Corp. as of June 8, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 22, 2020 (inception) through June 8, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 22, 2020